                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 11, 1999
                                                 -------------------------------


                            IXC Communications, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   0-20803                74-2644120
--------------------------------------------------------------------------------
        (State or other              (Commission           (I.R.S. Employer
          jurisdiction               File Number)          Identification No.)
       of incorporation)


            1122 Capital of Texas Highway South, Austin, Texas 78746
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code         (512) 328-1112
                                                    ----------------------------


                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

        On January 11, 1999, IXC Communications, Inc. entered into an agreement to acquire all of the membership interests in the limited liability companies which operate as the Coastal Telephone Company for consideration valued at approximately $100 million, including up to $25 million in IXC Common Stock and warrants to purchase an additional seventy-five thousand (75,000) shares of IXC Common Stock. The exercise price of the warrants will be the greater of $45 per share or the closing price per share as of the trading day immediately preceding the closing of the transaction. The agreement is subject to certain closing conditions, including regulatory approval. The closing is expected to take place in mid-1999.

        Attached as Exhibit 99.1 is the press release issued by IXC dated January 12, 1999 which is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)  EXHIBITS

              99.1    Press release dated January 12, 1999







                                       2.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: January 19, 1999

                                    IXC Communications, Inc.



                                    By:     /s/ Stuart K. Coppens
                                            ------------------------------
                                            Stuart K. Coppens,
                                            Vice President of Finance and
                                            Chief Accounting Officer



                                       3.

                                  EXHIBIT INDEX


Exhibit
Number         Description
------         -----------

 99.1          Press release dated January 12, 1999



                                       4.